Exhibit 99.2

Fleetwood Enterprises, Inc.

Supplemental Operational Data

Quarter Ended October 24, 2004

Unaudited

(Dollars in thousands, except price per unit)

	Housing Group				Recreational Vehicle Group			Supply		Financial Services	Other	Company Total
	Wholesale	Retail	Intercompany	Total	Motor Homes	Towables	Total

Operating revenues	$213,877	$64,628	$(34,396)	$244,109	$302,296	$147,984	$450,280	$16,172	(A)	$2,121	$—	$712,682

Units sold	6,680	1,141	(996)	NM	2,868	10,739	13,607
Single-sections	2,833	186	(321)	NM
Multi-sections	3,847	814	(675)	NM
Pre-owned	NM	141	NM	NM
Class As					2,282
Class Cs					586
Conventional trailers						5,470
Fifth-wheel trailers						1,707
Folding trailers						3,562

Average selling price per unit	$32,018	$56,642	$34,534	NM	$105,403	$13,780	NM

Gross profit percent	25.1%	20.8%	NM	27.3%	15.5%	10.8%	13.9%	18.1%		NM	NM	19.2%

Operating income (loss)	$11,722	$(6,425)	$(474)	$4,823	$15,122	$(6,537)	$8,585	$1,745		$(63)	$546	$15,636

Operating margin	5.5%	(9.9)%	NM	2.0%	5.0%	(4.4)%	1.9%	10.8%		NM	NM	2.2%

Depreciation	$1,680	$1,225	$—	$2,905	$1,039	$894	$1,933	$400		$16	$1,513	$6,767

Capital expenditures (est.)	$1,273	$—	$—	$1,273	$4,485	$535	$5,020	$499		$4	$2,483	$9,279

(A)          Excludes $49,605,000 of intercompany sales.

NM         Not meaningful.

Fleetwood Enterprises, Inc.

Supplemental Operational Data

Fiscal Year-To-Date October 24, 2004

Unaudited

(Dollars in thousands, except price per unit)

	Housing Group				Recreational Vehicle Group			Supply		Financial Services	Other	Company Total
	Wholesale	Retail	Intercompany	Total	Motor Homes	Towables	Total

Operating revenues	$409,564	$131,333	$(70,417)	$470,480	$620,209	$315,774	$935,983	$30,232	(A)	$3,746	$—	$1,440,441

Units sold	12,744	2,327	(1,952)	NM	6,113	22,001	28,114
Single-sections	4,600	370	(492)	NM
Multi-sections	8,144	1,676	(1,460)	NM
Pre-owned	NM	281	NM	NM
Class As					4,690
Class Cs					1,423
Conventional trailers						11,875
Fifth-wheel trailers						3,844
Folding trailers						6,282

Average selling price per unit	$32,138	$56,439	$36,074	NM	$101,457	$14,353	NM

Gross profit percent	24.1%	20.6%	NM	26.7%	15.6%	12.1%	14.4%	18.2%		NM	NM	19.0%

Operating income (loss)	$17,785	$(12,411)	$(145)	$5,229	$31,990	$(7,837)	$24,153	$2,772		$(423)	$74	$31,805

Operating margin	4.3%	(9.5)%	0.2%	1.1%	5.2%	(2.5%)	2.6%	9.2%		NM	NM	2.2%

Depreciation	$3,390	$2,496	$—	$5,886	$1,798	$1,787	$3,585	$795		$31	$2,885	$13,182

Capital expenditures (est.)	$2,252	$125	$—	$2,377	$13,002	$825	$13,827	$856		$34	$3,433	$20,527

(A)          Excludes $99.1 million of intercompany sales.

NM         Not meaningful.

Fleetwood Enterprises, Inc.

Supplemental Operational Data

Quarter Ended October 24, 2004

Unaudited

(Dollars in thousands)

	Housing Group			Recreational Vehicle Group			Supply
	Wholesale	Retail	Total	Motor Homes	Towables	Total

Number of facilities (A)	23	121	NM	3	9	12	4

Capacity utilization (B)	61%	NM	NM	89%	66%	NM	NM

Number of independent distribution points	1,276	NM	NM	278		NM	NM
Travel trailers (C)					647
Folding trailers (C)					500

Dealer inventories (units)				5,034	22,919	NM	NM
Independent	6,359		6,359
Company-owned		2,356	2,356

(A)	Number of active facilities at the end of the quarter.

(B)	Based on the production at the end of the period.

(C)	There is some overlap between folding and travel trailer distribution points.

NM	Not meaningful.